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                                                                   EXHIBIT 10.14

                                   LEASE DEED

THIS LEASE DEED executed at Coimbatore this day of 6th May 2005, accordingly records, the intentions and understandings of M/s. RAMANANDA ADIGALAR FOUNDATION and M/s. HealthScribe India Private Limited. ("Parties").

MIS. RAMANANDA ADIGALAR FOUNDATION, a charitable educational trust, duly constituted under the Indian Trusts Act 1882 and registered as such with the Registrar of Assurances, Coimbatore, having its registered office at Kumaraguru College of Technology Campus, Coimbatore 641 006, represented by one of its trustees and Secretary, Prof. K. Arumugam, son of Mr. Krishnaswamy, "Lessor" (which term expression shall unless repugnant to the context or meaning thereof be deemed to include its successors, heirs, executors, administrators and permitted assigns) OF THE ONE PART.

                                       AND

M/s. HealthScribe India Pvt Ltd, a company incorporated under the Indian Companies Act, 1956, having its registered office at One HealthScribe Plaza, Koramangala Block 8, Bangalore - 560095 represented by its Managing Director, - Mr. Suresh Nair, son of Mr. N.K. Sivasankaran, "Lessee" (which term expression shall unless repugnant to the context or meaning thereof be deemed o include its successors, heirs, executors and administrators) OF THE OTHER PART.

WHEREAS Lessor declares, confirms and represents that it is the absolute owner of the land and buildings on survey number 333 situated at Saravanampatti, Coimbatore 641 006, Tamilnadu as more particularly described to Schedule - A hereunder and has full, valid and requisite authority and power to enter into this Lease Deed to lease the Demised Premises (defined below) to Lessee.

The Lessors further declares, confirms and represents that they has obtained all statutory clearances pertaining to the construction and occupancy of the Premises.

The Lessor represents that no other person has any claim or right, title or interest or share in the Demised Premises and that, there is no Impediment or bar to grant of this lease by the Lessor under any law, order, decree, or contract and that the demised premises is not subject to attachment, court or acquisition proceedings.

WHEREAS Lessor has developed the infrastructure facility to be used as an information technology park (IT Park) under an agreement with SOFTWARE TECHNOLOGY PARK OF INDIA, Chennai (An autonomous society under Government of India, Department of Information Technology, Ministry of Communication & Information Technology, government of India).

The Lessee has approached the Lessor and the Lessor has agreed to grant to the Lessee, Lease of the Demised Premises on the terms and conditions contained hereinafter.

WHEREAS all the services to the open spaces, common areas, common amenities, specialized and descriptive services provided in the IT Park shall be controlled, maintained and managed by

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the Lessor and/or a operation and maintenance agency appointed by Lessor and
Lessee shall not interfere with the same.

WHEREAS Lessee after viewing the building plans and the Demised Premises has sought lease of the Deemed Premises in the IT Park and Lessor has decided to allot to the Lessee the demised premises on a lease basis.

WHEREAS Lessor agrees to lease to Lessee and Lessee agrees to take on lease of space measuring 38,987 sq. ft., in the Second and Third Floor of the Unit II of the IT Park, as described in Schedule - B ("Demise Premises") and Lessee shall have such interest in respect of the Demised Premises hereby agreed to be leased in accordance with this Lease Deed.

WHEREAS Lessor has accepted to put the Demised Premises to Lessee on the terms, conditions and conveyance set forth hereinafter and as per the bylaws (applicable to the IT Park and attached hereto as Exhibit II, the "Bylaws") signed by Lessee and any amendments thereto (such amendments to be effected in accordance with the provisions of this Lease Deed) to form an integral part and parcel of this Lease Deed, Lessee shall use and occupy the Demised Premises for use as IT and ITES operations and for no other purpose unless Lessor shall expressly approve of such use in advance in writing.

NOW THIS LEASE DEED W1TNESSETH AS FOLLOWS:

                                ARTICLE I - TERM

a The tenure of this lease shall be for an initial term of ten (10) years commencing from 1st May 2005 to 30th April 2015 both days inclusive, subject to any extension as specified under Article 11(a) (the "Term ). The rent for the deemed premises will commence from 1st July 2005.

b In the event Lessee wishes to terminate this Lease Deed prior to the expiration of the term prior to the 240 month then Lessee will have to forgo the entire Security Deposit (defined in Article III below) and Lessor will not be liable to return the said Security Deposit

c In the event Lessee wishes to terminate this lease prior to the expiration of the lease Term after the 24th month but prior to the 30th month then Lessee will fore go 50% of the Security Deposit and Lessor will not be liable to return the said 50% of the Security Deposit. After thirty month, the lease is terminable on either side by giving six months notice. The lease shall automatically terminate at the end of the Term unless renewed in accordance with Article 11(a).

d The lease shall be renewable by mutual consent of the Parties for a further period after the expiration of the initial Term of ten years for which a separate lease deed will be executed. Lessee shall have the option of renewing the lease for further period on expiration of the initial Term, subject to provisions contained under Article 11(a).

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                             ARTICLE II - LEASE RENT

a Lessee agrees to pay lease rent ("Lease Rent") at the rate of Rs. 10.00/-(Rupees Ten only) per sq.ft per month of the Demised Premises, for the total area of 38,987 sq ft taken on lease amounting to a total lease rent per month of Rs.3,89,87O/- (Rupees Three Lakhs Eighty Nine Thousand Eight Hundred and Seventy only), and the same shall be paid in advance by Cheque payable in favor of RAMANANDA ADIGALAR FOUNDATION on or before the 10th day of each calendar month. The Lease Rent during the Term will be subject to an annual increment of 333% per sq.ft per month. In the event of extension of the Term for a further period beyond the initial Term of ten (10) years, the Lease Rent payable by the Lessee shall be determined by mutual consent with Lessor. The process of finalizing the Lease Rent shall commence six (6) months prior to the expiry of Term. Lessor and Lessee shall arrive at the mutual consensus with reference to the Lease Rent and the other terms within sixty (60) days prior to the expiry of the initial Term. In the event the Parties are unable to arrive at a mutual consensus, either Party will have the option to issue a written notice to terminate the lease 50 (fifty) days poor to the expiry and or earlier termination of the Term.

b All rental payments shall be addressed to Lessor at the address set forth on page one (1) of this lease, or at such other place as Lessor may from time to time designate by written notice to Lessee. The terms and provisions of this Article shall survive the expiration or termination of this lease as to all sums unpaid at such time.

c Notwithstanding anything to the contrary contained herein, the Lease Rent shall be an absolutely NET LEASE RENT. The Lease/Rent per sq.ft for the Demised Premises does not include charges (subject to tax deducted at source) viz electricity charges/AC Charges/interest on delayed payment/charges for using facilities in commercial areas, payable and due by Lessee from time to time. By way of example and without limiting the generality of the foregoing, it shall be the sole obligation and responsibility of Lessee to pay all operational and maintenance charges, service charges, sums/fee due in connection with the Demised Premises or in connection with the occupation of the Demised Premises in the IT Park to the concerned authorities/service providers within the due date.

d The Lessee shall deduct tax at source as may be applicable under law and make all other statutory deductions as may be required to be made on all payments to be made to the Lessors, and the Lessee shall provide Tax Deduction at Source certificates to the Lessors at regular intervals.

e The Lessors shall acknowledge and give valid receipts for each and every payment made by the Lessee to them and such receipts must be duly stamped and signed by the Lessors, or their duly authorized agents, which shall be conclusive proof of such payments.

f In the event the lessee is called upon by any governmental authority or any financial or lending institutions to whom the Lessor owe any sums of money, to pay the dues of the lessee from directly out of the lease rentals, the lessee shall inform the Lessor of such demand and in the event the Lessor does not cause the governmental authority or

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      financial or lending institutions above mentioned to retract their request, the Lessee shall be permitted to make such payment directly to such authorities and to recover such amounts so paid from the monthly rent payable to the Lessor. It being clearly understood that any payments made by the Lessee on behalf of the Lessor as set out herein and deducted from the monthly rent shall not be deemed to be a breach of the terms of this Deed.

                      ARTICLE III - COVENANTS OF THE LESSOR

      (i) The Lessor hereby covenants that it shall not lease out any portion of the Premises of which the Demised Premises forms a part to any other individual or organization whether a firm or a company engaged in the business of medical transcription, medical billing and coding during the subsistence of this Lease.

      (ii) The Lessor further covenants that the Food Court forming part of the premises of which the Demised Premises forms a part shall be ready for use by the Lessee by 30th July 2005.

      (iii) The Lessee to have a first right of refusal on the first floor of the IT Park measuring approx.19,676 sq.ft. space forming part of the premises of which the Demised Premises forms a part.

      (iv) The Lessor shall allow use of facilities such as conference hail, meeting rooms, library, indoor and outdoor playing courts, dormitory suites, etc. at mutually agreed terms.

      (v) The Lessor shall provide and maintain an elevator of 20 people capacity for the exclusive use of the Lessee.

      (vi) The Lessor shall allow installation of radio tower/boosters/dish and equipment on the terrace of the Demised Premises/Premises with the restriction that the same will not obstruct and disturb the general appearance of the building housing the Demised Premises.

      (vii) The Lessor shall do the interiors/fit-out as per the specification of the Lessee on mutually agreed terms under a separate agreement entered for this purpose.

      (viii) The Lessor shall allow installation of the Lessee's A/C Chiller plant on the terrace of the Demised Premises and the space thus utilized will be part of the leasehold premises allotted to the Lessee.

                 ARTICLE IV - POWER, WATER AND LAWFUL OCCUPATION

      (i) The Lessor assures the Lessee as to the provision for bore well water and electricity subject to the restriction imposed by the local electricity board authorities. The Lessee requires a total power of approximately 750 KVA with approximately 500 KVA during the first year and the balance during the subsequent years for running the business. The Lessor further agrees to provide

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            the grid power as stated above and also provide the necessary infrastructure to enable the Lessee to install Diesel Generator/(s) of sufficient capacity as the equivalent back-up power.

      (ii) The Lessor shall maintain all installations at the site in a working condition for normal usage so as to ensure there is 100% up-time and no unscheduled down time on account of maintenance.

      (iii) The Lessors assure the Lessee that they shall provide adequate sanitary and sewage connections and separate pit on the premises of sufficient capacity to handle the sewage disposal and periodic removal of waste accumulation to ensure that no inconvenience is caused to the Lessee and adhering to the pollution control norms prescribed in this regard.

      (iv) The Lessors assure the Lessee that they shall, as soon as the Demised Premises is rendered fit for occupation, procure any and all permits and clearances as may be necessary and legally required to be obtained in order for the Lessee to take lawful possession and remain in lawful occupation and use of the Demised Premises during the term of this lease.

          ARTICLE V - USE, INDEMNITY AND CONDITION OF DEMISED PREMISES

      (i) The Lessee and/or only its subsidiaries or group companies may use the Demised Premises for carrying out the activities of medical transcription and any other activities that the lessee or its affiliates are authorized to perform, and free access to the Demised Premises shall be allowed to the persons/entities who are financiers to the lessee and/or who have leased to the lessee any furniture, fixtures and/or other equipment.

                          ARTICLE VI - SECURITY DEPOSIT

Lessee shall deposit a refundable a one time Interest-free security deposit ("Security Deposit") of Rs. 38,98,700/- (Rupees Thirty Eight Lakhs and Ninety Eight Thousand and Seven Hundred only), representing monies equal to 10 months Lease Rent. Lessor shall refund the Security Deposit at the time of Lessee's vacating and handing over vacant peaceful possession of the Demised Premises at the end of the lease period, and in any event within fourteen (14) days of such vacating and handing over.

                ARTICLE VII - OPERATION AND MAINTENANCE SERVICES

Lessor is under an obligation to maintain common areas and provide certain amenities, facilities and services viz., lighting, security, housekeeping, painting, etc. in discharge of its obligation (the "Operation and Maintenance Services"), more particularly described in the Bylaws on the terms and conditions hereinafter contained:

      (i) Lessor shall be entitled to engage any person and/or entity under contract from time to time in order to provide the Operation and Maintenance Services to Lessee.

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      (ii)  In addition to the Lease Rent and Security Deposit payable by Lessee to Lessor as mentioned herein above, Lessee shall pay an operations and maintenance fee exclusive of service tax if applicable ("Operation and Maintenance Fee") of Rs. 1,00/- per sq.ft per month of the Demised Premises for the total area of 38,987/- sq.ft taken on lease amounting to Rs.38,987/- (Rupees Thirty Seven Thousand and Five Hundred and Sixty only), per month until the expiration and/or earlier termination of the Term in return for the proper and full provision of the Operation and Maintenance Services by Lessor to Lessee, The Operation and Maintenance Fee shall be payable by the Lessee at an annual compounded incremental rate of 5% per annum.

      (iii) The Operations and Maintenance Fee shall become payable in advance every month within the first ten (10) days of each calendar month towards proportionate share in the cost of all the development, usage, maintenance, administration and functioning of the IT Park as listed in the Bylaws.

      (iv) In the event of failure by Lessee to make payment of the amounts as per this Lease Deed, then the same will be considered `as breach of this Lease Deed and the consequences provided upon such breach shall follow.

      (v) In the event of Lessee failing to make payments, on or before the 10th day of each calendar month, the Lessor will issue a 10 days notice (up to the 25th of respective month) and the payments due shall be payable with 17% interest p.a. for any delay beyond the 15th day of the calendar month. In case the payment and the interest due is not made before the 25th, Lessor shall be entitled to cease to provide all Operation and Maintenance Services set out in the Bye Laws. Lessor shall also be entitled to claim the dues with interest in addition to the right to disconnect such services.

                         ARTICLE VIII - PARKING CHARGES

a Lessor shall allot, at the request of the Lessee, free car parking facility within the premises of which the Demised Premises forms a part. Slots will be allotted to the lessee in proportion to the super-built-up office area leased by them and not less than 10,000 sq.ft. for car parking and two wheeler parking, On request, however, the Lessor may provide additional slots, both closed or open car parking, over and above the slots allotted in proportion to office area as above. The Lessor, however, reserves the right to withdraw the slots allotted in excess of the proportionate entitlement discussed above from either open or closed slots, at the Lessor's option in order to meet entitlements of other park occupants as assessed by the Lessor.

b Lessor undertakes to maintain the said parking areas in the IT Park in a clean, unobstructed and usable condition.

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                           ARTICLE IX - OTHER CHARGES

Lessee will pay all sums due and payable as usage charges for consumption of electricity for use of air-conditioning, lighting, computers etc., on actual basis to Lessor or designated agencies and/or the service providers directly.

                        ARTICLE X - REAL PROPERTY TAXES

Payment of all property/ house and other taxes, assessments, cess and other charges and all outgoing imposed or levied upon in respect of the Demised Premises shall be the responsibility of Lessors at all times and the Lessee shall have no liability whatsoever in this regard. However in the event that the Lessors fails to pay such taxes or other dues the same shall be paid by the Lessee , if it is so demanded by any authority under prior notice to the Lessor, and the payments so made shall be deducted by the Lessee from the monthly rent payable to the Lessors. It being clearly understood that any payments made by the Lessee on behalf of the Lessors as set out herein and deducted from the monthly rents shall not be deemed to be breach of the terms of this Deed.

                  ARTICLE XI - FURNITURE, FIXTURES AND FITTINGS

a It is hereby expressly agreed between the parties that the lessee shall have the right during the currency of this lease to attach fixtures, fittings in or upon the Demised Premises, carry out civil works and to do all such acts and things as are necessary to bring about appropriate improvements to the Demised Premises including and in particular those, of which an exhaustive list is annexed hereto as Annexure A.

b With the exception of items of personal property, plant and machinery or trade fixtures which are removable by Lessee, all the property of the Lessor embedded to earth and improvements and installations made therein shall become part of the Demised Premises on termination and/or expiration of this lease.

c All Lessee's personal property and trade fixtures such as air conditioners, diesel generators, UPS, fire protection systems and access control systems, if any, installed by Lessee on the Demised Premises with the prior permission of the Lessor (Lessor shall act reasonably in this regard) shall remain the property of Lessee. It shall be removable at the expiration or earlier termination of this lease, or any renewal or extension thereof, provided further that in the event of such removal, having repaired the damage caused by such removal. Lessee shall promptly restore the Demised Premises to its original order and condition excepting only ordinary wear and tear.

d The LESSEE can display its name board/s/signage on the SCHEDULE `B' PREMISES of. size and Locations agreed by the LESSOR at the entrance hall and above and near the main entrance, terrace of the SCHEDULE `B' PREMISES subject to the rules and regulations in respect thereof and in the event of any levy, fees or charges payable for the same shall be borne by the LESSEE. However it is made clear such name board/signage shall not in any manner impair the aesthetic or general appearance of the building. The LESSOR shall ensure that the view of the said board(s) displayed by the LESSEE is not obstructed.

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                             ARTICLE XII - BYE-LAWS

a This lease grants Lessee a leasehold estate in the Demised Premises for the Term specified together with a license granting Lessee, for such Term, the rights to use the common area, common amenities, facilities and services of the IT Park provided to Lessee and Lessees contractors, permitees, invitees, licensees, employees, agents and other representatives exercise such license in accordance with the provisions of the Bye-Laws.

b Lessee will abide by arid keep to the provisions of the bylaws and any modifications (provided such modifications are made in accordance with this article) made thereto and if any question shall arise as to the existence of any such rules or bye-laws or the meaning construction or breach of this covenant or any such rules or bye-laws the same shall be referred to the Lessor whose decision shall be final and binding on the Lessee.

c Lessee's tenancy and right to use and occupy the Demised Premises shall be in accordance with in all respects to the provisions of the Bylaws of the IT Park and to such other rules and regulations of IT Park as the Lessor may from time to time promulgate regarding management of IT Park and use of common facilities.

d In case Lessor wish to amend the Bylaws, Lessor will give a 10 days written notice ("Notice") to all the lessees in the IT Park. including Lessee for their consent, The Notice shall be served with an acknowledgment of receipt. In case no communication is received from the Lessee within 10 days of Lessee's receipt of the Notice, the amendment shall deemed to be accepted by Lessee. The amendment will come into force on acceptance/deemed acceptance by Lessee. The right to propose and amend the bylaws (with the consent of Lessee) will solely remain with Lessor.

e Words used in this Lease Deed will have the same meaning assigned to them in the Bylaws unless the context thereof requires to the contrary.

                            ARTICLE XIII - INSURANCE

a Lessor shall at all times during the Term and any extensions thereto shall keep in force, a comprehensive public liability and property damage insurance cover with insurance companies for IT Park which would include the building, facilities and amenities provided therein. Except as otherwise specifically provided herein, all insurance policies shall be written in the name of and for the benefit of Lessor as the interests so appear and shall not be invalidated by any act or neglect of Lessor and/or Lessee. However, Lessor shall not be under any liability to compensate and/or incur any liability on behalf of the Lessee for its properties and employees in the IT Park. It shall be the sole responsibility and liability of the Lessee to keep in force a comprehensive insurance cover for above stated responsibilities

b Anything in this lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees, or business visitors of each other for any loss or damage arising from any cause covered

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      by any insurance required to be carried by each of them pursuant to this lease or any other insurance actually carried by each of them. Lessor and Lessee will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the premises or the contents of either of them.

                            ARTICLE XIV - ATTORNMENT

In the event either the Lessors transfer, alienate, encumber or otherwise dispose of deal with the Demised Premises or any part thereof or in their right, title and interest only during the term of the lease, the Lessors shall advise the Lessee about the same in writing, and the Lessors shall ensure that the future owner or successor-in-title to the Demised Premises shall agree to be bound by the terms of this Lease. The future owner or successor-in-title to the Demised Premises shall further attorn the Lessee as its own lessee

                    ARTICLE XV - LESSEE'S RIGHT OF SUB-LEASE

The LESSEE shall not sublet the premises or part with the possession of the leased property to any one without the consent of the LESSOR during the period of ease.

                              ARTICLE XVI - DEFAULT

a Each of the following shall constitute an event of default ("Event of Default")

      (i) Failure to pay any Lease Rent and Operation and Maintenance Fee in advance within the 10th day of every month they are due or failure to pay any third party payments for service and/or utilities or the Security Deposit under this Lease Deed when they are due: or

      (ii) lf Lessee shall be adjudicated insolvent within the meaning of insolvency in either bankruptcy or equity proceedings, or if an involuntary petition in bankruptcy is filed against Lessee which is not dismissed within sixty (60) days: or

      (iii) Failure to perform or observe any other Lease Deed, covenant or condition on Lessees part in respect of the lease to be performed after notice of default from Lessor if such default could cause Lessor to be subject to prosecution for violation of any law, rule or regulation would cause a default.

b Upon the occurrence of any Event of Default, with or without terminating this lease, Lessor may re-enter and lake possession of the Demised Premises and the provisions of this Article X shall operate as a notice to quit. If necessary, Lessor may proceed to recover possession of the Demised Premises by such proceedings, including re-entry and possession, as may be applicable. Lessor shall notify Lessee in writing if it wishes to terminate the lease. If Lessor elects to terminate the lease, everything contained in this lease on the part of Lessor to, be done and performed shall cease without prejudice; subject, however, to the right of Lessor to recover from Lessee Lease Rent, Security Deposit, Operation and Maintenance Fee and other sums accrued up to the time of termination or recovery of possession by Lessor, whichever is later.

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c     All rights and remedies of Lessor set forth herein are in addition to all other rights and remedies available to Lessor at law. All rights and remedies available to Lessor hereunder or at law are expressly declared to be cumulative. The exercise by Lessor of any such right or remedy shall not prevent the concurrent or subsequent exercise of any such right or remedy. No delay in the enforcement of exercise of any such right or remedy shall constitute a waiver of any default by Lessee hereunder or of any of Lessor's rights or remedies in connection therewith. Lessor shall not be deemed to have waived any default by Lessee hereunder unless such waiver is set forth in a written instrument signed by Lessor. If Lessor waives in writing any default by Lessee, such waiver shall not be construed as a waiver of any covenant, condition, or Lease Deed set forth in this lease except as to the specific circumstances described in such written waiver.

d No act or thing done by Lessor or its agents during the Term shall constitute an acceptance Of an attempted surrender bf the Demised Premises, and no Lease Deed to accept a surrender Of the Demised Premises shall be valid unless made in writing and signed by Lessor. No re-entry or taking possession of the Demised Premises by Lessor shall constitute an election by Lessor to terminate this lease, unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting or re-entry or taking possession, Lessor may at any time thereafter terminate this lease for a previous default, with advance reasonable written notice to Lessee. Lessor's acceptance of Rent, Security Deposit, Operation and Maintenance Fee and other sums accrued following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No waiver by Lessor of any breach of this lease shall constitute a waiver of any other violation or breach of any of the terms hereof. Forbearance by Lessor to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of this lease.

e Lessor may display a "For Rent" sign at any time, after notice from either Party of intention to terminate this lease, Prospective lessees authorized by Lessor may inspect the Demised Premises with prior consent of the Lessee at pre-determined time.

f The provisions of this Article. X shall survive the expiration or termination of this lease until lapse according to applicable law or equity.

                           ARTICLE XVII - TERMINATION

Without prejudice to any other provision of this Lease Deed, the termination of the Lease Deed will occur:

      (i) In the event any default by Lessee in the payment of "Lease Rental, Security Deposit, Operation and Maintenance Fee and/or any other charges, taxes, fees, levies or payments" due and payable under this Lease Deed for two consecutive months, Lessor shall be . entitled to terminate this Lease Deed after issuing clear written notice of (30) thirty days.

      (ii) Lessee, upon expiration or termination of this lease, or any renewal thereof, by lapse of time or otherwise, agrees peaceably to remove its movable personal

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            property and trade fixtures from the Demised Premises and to surrender the Demised Premises to Lessor without further notice, in broom-clean condition, subject to ordinary wear and tear. Should Lessee continue to hold the Demised Premises after the expiration or earlier termination of this lease, such holding over, unless otherwise agreed to by Lessor in writing, shall constitute and be construed as a tenancy at will at monthly installments of rent equal to one hundred fifty percent (150%) of the monthly portion of Lease Rent in effect as of the date of expiration or earlier termination, and subject to all of the, other terms, taxes, levies, charges and expenses, which would mean and include security deposit and operation and maintenance fee set forth herein, except any right to renew this lease. Lessee shall also be liable to Lessor for all damage which Lessor suffers because of any holding over by Lessee, and Lessee shall indemnify Lessor against alt claims made by any other Lessee or prospective Lessee against Lessor resulting from Lessee's delay in delivering possession of the Demised Premises to such other Lessee or prospective Lessee caused by Lessee's holding over. The provisions of this Article shall survive the expiration or earlier termination of this lease.

      (iii) In addition, in the event of the Lessors committing a breach of any of the terms of this Lease Deed, or failing to fulfill any of his/her obligations under this Lease Deed, the Lessee shall be entitled to terminate this lease deed after giving a notice of 60 days provided that the Lessee shall not be so entitled if the Lessors commence to remedy the breach before the expiry of the above mentioned notice period.

The Lessor shall, upon termination of the lease in any of the circumstances mentioned above, refund all amounts payable by the Lessors to the Lessee and any balance un-adjusted rents lying with the Lessors at the time of handing over the vacant possession of the Demised Premises to the Lessors. In the event of there being any failure on part of the Lessor to refund such un-adjusted rent as stipulated above, the Lessee shall be entitled to retain the possession of the Demised Premises without any liability to pay any rent or advance rents.

                           ARTICLE XVIII - SUSPENSIONS

At any time during the lease period, in the event that the Demised Premises or part thereof becomes unfit for occupation or use by the Lessee by reason of the occurrence of any force majeure event, the Lessee shall inform the Lessors by notice in writing, of the fact that the Demised Premises are unfit for use, and the payment of rent shall remain suspended for the period commencing from the date of such notice until such time as the Demised Premises remains unfit for occupation or use. Provided that in the event the Demised Premises remains unfit for use for a period greater than one month from the date of notice, the Lessee shall be entitled to terminate the Lease forthwith, In the event that the Lessors remedy the defect and make the Demised Premises fit for occupation and use within one month from the date of the notice, the Lessee shall be liable to pay rent from the date the Demised Premises are restored to a condition fit for use and occupation by the Lessee and the period of the Lease shall be extended by the same amount of time for which the rent remained suspended for which extended period the Lessee shall pay the rents agreed.

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In the event the Demised Premises becomes or is likely to become unfit for use or occupation by the Lessee by reason of any default or negligence on the part of the Lessors relating to the construction of the Demised Premises (including any structural defects), the failure to obtain any necessary clearances or the obtaining of inadequate or inappropriate clearances in relation to the use of the Demised Premises by the Lessee in accordance with the terms and conditions of this Lease deed, the Lessee shall be entitled to terminate this lease after giving (he Lessor notice of 60 days from the date of knowledge by the Lessee of any such default, negligence or failure which renders or is likely to render the Demised Premises unfit for use or occupation, to remedy the defects. Provided that, if the Demised Premises becomes unfit for use or occupation by the Lessee, the Lessee shall from such date as the Demised Premises becomes unfit for use and occupation suspend the payment of rent for such time as the Demised Premises remains unfit for use and occupation. The Lessee shall also have the right, at the end of the 60 day notice period to remedy the defects in order to render the Demised Premises fit for use or occupation and thereafter continue to occupy the Demised Premises for the remainder of the lease period. All costs incurred by the Lessee in this regard shall be deducted by the Lessee from out of the monthly rents payable, Provided further that, in the event the Demised Premises is rendered unfit for use or occupation as a result of any rash or negligent act of the Lessee including any damage caused by the Lessee to the structural columns and beams of the building in the Demised Premises, the Lessee shall not be entitled to any of the remedies as set out in this clause.

                           ARTICLE XIX - MODIFICATIONS

No change, variation or modification of any of the terms and conditions set forth herein shall be valid unless incorporated as an amendment to this Lease Deed, and signed by the duly authorized representatives of both parties.

                              ARTICLE XX - NOTICES

Any demand for payment or notice requiring to be made or given by the Parties to this lease shall be sufficiently made or given if sent by that Party to the other by. Registered Post Acknowledgment Due at the address mentioned herein below:

            FOR THE LESSOR:

            RAMANANDA ADIGALAR TRUST
            Kumaraguru College of Technology
            Campus Chinnavedampatti
            Coimbatore - 641 006.

            FOR THE LESSEE:

            HEALTHSCRIBE INDIA PRIVATE LIMITED
            ONE HEALTHSCRIBE PLAZA
            KORAMANGALA BLOCK 8
            BANGALORE 560095

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                         ARTICLE XXI - ENTIRE AGREEMENT

It is mutually acknowledged and understood that this Lease Deed together with the Schedules-A and B , Exhibits-I and II and the Bye-Laws the amendment and/or modification, if any all of which are hereby incorporated herein by reference, constitutes the entire agreement of the Parties with respect to the Demised Premises and would supersedes all oral and written understanding and agreement with respect thereto shall govern the validity, interpretation, performance and enforcement of this Lease Deed.

                     ARTICLE XXII - RELATIONSHIP OF PARTIES

Neither this lease nor any part thereof is to be constructed as creating a joint enterprise, a partnership or any other relationship except that of lessor and lessee.

                         ARTICLE XXIII - QUIET ENJOYMENT

Lessee upon paying the Lease Rent and all other sums, as provided in this lease, and observing all covenants, warranties and conditions of this lease, shall have quiet and peaceful enjoyment of the Demised Premises during the Term and any renewal thereof without any hindrance or any disturbance by Lessor and/or any one claiming under or through Lessor.

                       ARTICLE XXIV - REGISTRATION CHARGES

Lessor and Lessee have undertaken to register this Lease Deed. Lessee will bear the registration charges and other necessary expenses in connection with the registration of the lease, provided the same are duly supported with valid official receipts. The said charges shall be paid in advance to facilitate the said registration. The registration of this Lease Deed is subject to clearance from the appropriate authority. Each Party shall however bear and pay the costs of their respective advocates.

                             ARTICLE XXV - HEADINGS

The headings of the Articles in the Lease Deed, are for convenience only, and shall not limit the scope or content of this lease nor shall they be considered in any construction or interpretation of this Lease Deed.

                           ARTICLE XXVI - SEVERABILITY

It is agreed that if any of the provisions of this Lease Deed is declared null and void and is of no force and effect for any reason that such determination shall not affect the other provisions of the Lease Deed which shall remain in full force and effect.

                          ARTICLE XXVII - FORCE MAJEURE

a     Destruction or Damage

      (i) In the event, the Demised Premises or a portion of the same necessary for the Lessee's use and enjoyment of the Demised Premises are damaged by fire,

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            earthquake, act of God, the elements or other casualty or events or occurrences beyond Lessee's control, Lessor shall forthwith repair the same, subject to the provisions of this Article, if such repairs can, in Lessor's reasonable judgment, be made within a period of ninety (90) days after such damage. This lease shall remain in full force and effect except an abatement of rental shall be allowed to Lessee to the extent that the value of the Demised Premises is reduced or such part of the Demised Premises becomes unusable by Lessee for Lessee's legitimate purposes.

      (ii) As soon as is reasonably possible following the occurrence of any damage, but not more than thirty (30) days thereafter, Lessor shall notify Lessee of the estimated time required for the repair or restoration of the Demised Premises or the portion of the building necessary for Lessee's occupancy. If the estimated time is in excess of a period of ninety (90) days after such damage, Lessor or Lessee may elect upon notice to the other within thirty (30) days after Lessor's notice of estimated time is given, to terminate this lease effective on the date such damage or destruction; If neither Party so elects to terminate this lease, this lease shall, subject to the provisions of sub-Article (iii) hereof, continue in full force and effect, but the rent shall be partially abated as herein above in this Article provided, and Lessor shall immediately proceed to repair such damage.

      (iii) In the event Lessor commences repair or restoration in accordance with this Article and such repair or restoration is not fully completed within ninety (90) days after such damage, Lessee may elect, upon ten (10) days written notice to Lesson, to terminate this lease effective on the date of such damage, destruction.

b     Eminent Domain

If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this lease shall terminate as to the part so taken as of the date of taking, and in the case of a partial taking involving twenty percent (20%) or more of the Demised Premises, Lessee shall have the right to terminate this lease as to the balance of the Demised Premises by notice to the Lessor within thirty (30) days after the date on which the condemning authority takes possession. If Lessee does not elect to terminate this Lease as to the balance of the Demised Premises, Lessor will restore, rebuild and replace the balance of the Demised Premises (including, without limitation, the installation of demising walls and heating, ventilating and air-conditioning systems) so that the balance of the Demised Premises are as usable by Lessee for Lessee's purposes as they were before such taking. In the event of a partial taking of the Demised Premises which does not result in a termination of this lease, the monthly rental thereafter to be paid shall be equitably reduced on a square footage basis and will be abated until the balance of the Demised Premises are restored, rebuilt and replaced according to this Article.

                          ARTICLE XXVIII - ARBITRATION

a Any dispute or difference between the Parties with regard to this Lease Deed and all connected and related matters whatsoever shall be discussed and settled amicably. In the event of any failure to resolve the disputes or differences amicably, all such disputes or

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

      differences whatsoever, shall be referred to arbitration. The arbitration proceedings shall first be conducted in English and in accordance with the provisions of Indian Arbitration and Conciliation Act 1996 or any statutory modification or enactment thereof. The venue of arbitration shall be Coimbatore.

b The Parties have agreed that the sole arbitrator will be appointed mutually by both the Parties: The arbitration proceedings will be on a fast track. Any of the Parties going for arbitration will submit its claim petition and documents to the arbitrator within one (1) week of the reference being made to the arbitrator, with a copy to the other Party. The other Party will submit its counter arguments and its documents to the arbitrator after serving a copy to the Party opting for arbitration, within one (1) week thereafter. The Parties can file their further replies or documents within one week thereafter. Immediately after the 3rd week, the sole arbitrator will endeavor to commence the hearing on the 22nd day and will endeavor to go on with the hearing of the case from day to day without any adjournment, as far as possible. The sole arbitrator will also endeavor to give his award as early as possible

c The arbitration proceedings will be completed as far as possible within 40 days from date of reference. The decision of the arbitrator will be final and binding on the Parties.

                           ARTICLE XXIX - JURISDICTION

Without affecting the validity or arbitration Article herein above, all connected and related matters shall, in all respects, be subject to the jurisdiction of Coimbatore.

In the event any Party is required to resort to arbitration and/or litigation to enforce its rights herein under the Parties agree that any judgment awarded to the successful Party shall include all litigation expenses including reasonable attorney fees and court costs.

                                   SCHEDULE-A

STPI IT Park situated at Kumaraguru College of Technology Campus,
Chinnavedampatti Coimbatore 641 006 on survey no. 333 which is bounded as follows:

             North by:   Survey Nos.      332 and 336
             South by:   Survey Nos.      332/2BI, 333/2A, and 328
             East by:    Survey Nos.      314 and 315
             West by:    Survey Nos.      329 Partially

                                   SCHEDULE-B
                                DEMISED PREMISES

The Second and Third floor of the Unit II of the IT Park located in the Dr. Mahalingam Vigyan Shavan measuring 38,987 sq.ft (super built-up area), as shown in the Exhibit I annexed hereto as part and parcel of this Lease Deed.

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IN WITNESS WHEREOF, Lessor and Lessee hereto have caused this Lease Deed to be executed on the date first above written by their duly authorized representatives pursuant to a Resolution passed at their respective Board Meeting, a copy of which is enclosed herein for reference
/s/
SIGNED AND DELIVERED BY                             WITNESSES
RAMANANDA ADIGALR FOUNDATION
THE LESSOR AFORESAID
                                                    /s/
                                                    DIRECTOR, STPI, CHENNAI
/s/
SIGNED A DELIVERED BY
FOR AND BEHALF OF                                         /s/
HEALTHSCRIBE INDIA PRIVATE LIMITED                        WITNESSES
BY ITS MANAGING DIRECTOR MR. SURESH NAIR

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